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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports contained in the following Level One Communications, Incorporated's filings:

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
REPORT DATE                                                        FILING
--------------------------------------------  ------------------------------------------------
March 13, 1998..............................  Form 10-K; Year ended December 28, 1997
December 9, 1998............................  Form 8-K/A; Filed on December 16, 1998
February 2, 1999............................  Form 8-K/A; Filed on February 3, 1999
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    We also consent to the references to our Firm included in the registration statement.

By: /s/ ARTHUR ANDERSEN LLP

Sacramento, California
February 3, 1999